UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 28, 2006 (June 27, 2006)

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2006, PetroQuest Energy, Inc. (the “Company”) was notified that the borrowing base under the Second Amended and Restated Credit Agreement dated November 18, 2005, as amended (the “Credit Agreement”), entered into with JPMorgan Chase Bank, N.A., as lender, agent and issuer of letters of credit, Macquarie Bank Limited, as lender, and Calyon New York Branch, as lender and syndication agent, was increased from $60 million to $67.5 million. In connection with the borrowing base increase, the lenders under the Credit Agreement granted the Company a one-time waiver of the Credit Agreement relating to the previously disclosed engagement of Randall & Dewey and possible sale of certain Gulf of Mexico properties. The waiver allows such possible sale to occur and waives the requirement that the proceeds therefrom be used to prepay the principal of the borrowings under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: June 28, 2006	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary